Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-) on Form S-4 of WesBanco, Inc. of our reports dated March 6, 2014, relating to our audit of the consolidated financial statements and internal control over financial reporting, appearing in the Annual Report on Form 10-K of ESB Financial Corporation for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ S.R. Snodgrass, P.C.

November 20, 2014

Wexford, Pennsylvania

S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345